EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2019

●     Promotional Products sales up 38 percent

●     Remote Staffing Solutions segment sales up 17 percent

●     Consolidated Net Sales decreased 7 percent

SEMINOLE, Fla. – October 23, 2019 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its third quarter operating results for 2019.

The Company announced that for the third quarter ended September 30, 2019, net sales decreased 7.0 percent to $89.5 million, compared to third quarter 2018 net sales of $95.9 million. Pretax Income was $4.6 million compared to $7.3 million in 2018. Net income was $3.9 million or $0.26 per diluted share, compared to $0.39 per diluted share in 2018.

Michael Benstock, Chief Executive Officer commented “We are very pleased with the performance at BAMKO and The Office Gurus whose businesses continued to grow significantly in very competitive environments. Uniform segment sales were down between comparable periods, largely the result of initiatives taken by the company to reduce merchandise levels, resulting in fewer receipts, and lower revenues based upon current revenue recognition standards. Also during the quarter we experienced sales disruption at CID caused by a warehouse system implementation. On an overall basis, we made good progress and remain on schedule on our ERP integration initiatives intended to align infrastructure, support enterprise growth and value creation for all stakeholders” concluded Mr. Benstock.

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Wednesday, October 23, 2019 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on November 6, 2019. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10135411 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Uniform Group, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:

Michael Attinella

Chief Financial Officer & Treasurer

(727) 803-7170

OR

Hala Elsherbini

Halliburton Investor Relations

(972) 458-8000

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended September 30,
(Unaudited)
(In thousands, except shares and per share data)

	2019	2018

Net sales	$89,466	$95,870

Costs and expenses:
Cost of goods sold	58,015	62,070
Selling and administrative expenses	25,260	25,482
Other periodic pension costs	476	96
Interest expense	1,085	940
	84,836	88,588
Income before taxes on income	4,630	7,282
Income tax expense	709	1,160
Net income	$3,921	$6,122

Net income per share:
Basic	$0.26	$0.41
Diluted	$0.26	$0.39

Weighted average number of shares outstanding during the period
Basic	14,947,552	15,010,660
Diluted	15,266,850	15,499,894

Cash dividends per common share	$0.10	$0.10

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30,
(Unaudited)
(In thousands, except shares and per share data)

	2019	2018

Net sales	$268,288	$251,349

Costs and expenses:
Cost of goods sold	174,226	163,396
Selling and administrative expenses	78,008	69,991
Other periodic pension costs	1,282	289
Interest expense	3,514	1,974
	257,030	235,650
Income before taxes on income	11,258	15,699
Income tax expense	2,180	3,310
Net income	$9,078	$12,389

Net income per share:
Basic	$0.61	$0.83
Diluted	$0.59	$0.80

Weighted average number of shares outstanding during the period
Basic	14,942,565	14,929,513
Diluted	15,272,287	15,505,642

Cash dividends per common share	$0.30	$0.29

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and par value data)

	September 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$5,452	$5,362
Accounts receivable, less allowance for doubtful accounts of $2,259 and $2,042, respectively	75,597	64,017
Accounts receivable - other	1,262	1,744
Inventories	66,076	67,301
Contract assets	38,030	49,236
Prepaid expenses and other current assets	16,481	9,552
Total current assets	202,898	197,212

Property, plant and equipment, net	31,725	28,769
Operating lease right-of-use assets	4,576	-
Intangible assets, net	63,491	66,312
Goodwill	36,252	33,961
Other assets	10,443	8,832
Total assets	$349,385	$335,086

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$30,768	$24,685
Other current liabilities	16,110	14,767
Current portion of long-term debt	15,286	6,000
Current portion of acquisition-related contingent liabilities	1,374	941
Total current liabilities	63,538	46,393

Long-term debt	103,812	111,522
Long-term pension liability	8,422	8,705
Long-term acquisition-related contingent liabilities	3,753	5,422
Long-term operating lease liabilities	2,590	-
Deferred tax liability	6,620	8,475
Other long-term liabilities	4,230	3,648
Commitments and contingencies (Note 5)
Shareholders' equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 15,240,317 and 15,202,387 shares, respectively.	15	15
Additional paid-in capital	57,077	55,859
Retained earnings	106,426	103,032
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,475)	(7,673)
Cash flow hedges	97	113
Foreign currency translation adjustment	(720)	(425)
Total shareholders’ equity	156,420	150,921
Total liabilities and shareholders’ equity	$349,385	$335,086

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30,
(Unaudited)
(In thousands)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,078	$12,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,339	5,745
Provision for bad debts - accounts receivable	719	409
Share-based compensation expense	997	1,867
Deferred income tax benefit	(2,136)	(278)
Gain on sale of property, plant and equipment	(5)	-
Change in fair value of acquisition-related contingent liabilities	(272)	(1,212)
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(12,251)	(5,542)
Accounts receivable - other	481	(401)
Contract assets	11,206	(3,779)
Inventories	(595)	5,742
Prepaid expenses and other current assets	(7,051)	(226)
Other assets	(2,233)	(2,343)
Accounts payable and other current liabilities	5,523	(1,077)
Long-term pension liability	1,292	292
Other long-term liabilities	750	(283)
Net cash provided by operating activities	11,842	11,303

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,424)	(3,881)
Proceeds from disposals of property, plant and equipment	5	-
Acquisition of businesses, net of acquired cash	-	(85,597)
Net cash used in investing activities	(6,419)	(89,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	125,121	170,713
Repayment of debt	(123,600)	(91,423)
Payment of cash dividends	(4,533)	(4,335)
Payment of acquisition-related contingent liability	(961)	(3,032)
Proceeds received on exercise of stock options	283	432
Tax benefit from vesting of acquisition-related restricted stock	30	445
Tax withholding on exercise of stock rights	-	(17)
Common stock reacquired and retired	(1,243)	(268)
Net cash provided by (used in) financing activities	(4,903)	72,515

Effect of currency exchange rates on cash	(430)	(174)
Net increase (decrease) in cash and cash equivalents	90	(5,834)
Cash and cash equivalents balance, beginning of year	5,362	8,130
Cash and cash equivalents balance, end of period	$5,452	$2,296